Exhibit 99.1

February 15, 2023	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123

ONE Gas to Participate in Morgan Stanley and BofA Energy and Power Conferences

TULSA, Okla. – Feb. 15, 2023 – ONE Gas, Inc. (NYSE: OGS) today announced it will participate in the Morgan Stanley Global Energy and Power Conference on Monday, Feb. 27, 2023, in New York City, New York, followed by the BofA Securities Power, Utilities and Clean Energy Conference on Wednesday, Mar. 1, 2023, in Boston, Massachusetts.

Robert S. McAnnally, president and chief executive officer, Caron Lawhorn, senior vice president and chief financial officer, and Curtis Dinan, senior vice president and chief operating officer, will be conducting a series of meetings with members of the investment community at each event.

The materials utilized at the conference will be accessible on the ONE Gas website, www.onegas.com/investors/events-and-presentations on Monday, Feb. 27, 2023, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.3 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.

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